Exhibit 23.2
CONSENT OF EXPERT

I hereby consent to the use of and reference to my name, Karthik Rathnam, MAusIMM (CP), and the information that I reviewed and approved, as described or incorporated by reference in (i) SSR Mining Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and (ii) SSR Mining Inc.’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280 and 333-265661), filed with the United States Securities and Exchange Commission.
Dated this 22nd day of February, 2023.
Yours very sincerely,

 /s/ “Karthik Rathnam”
Karthik Rathnam, MAusIMM (CP)